UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2018
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Effective as of March 15, 2018, Robert J. Flanagan, age 61, was elected to the Board of Directors of W. P. Carey Inc. (the “Company”). Mr. Flanagan will be eligible to participate in the Company’s standard non-employee director compensation program on a prorated basis, including being eligible to receive an annual cash retainer and an annual grant of restricted stock under the W. P. Carey Inc. 2017 Share Incentive Plan, as described further in the Company’s proxy statement for its 2017 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 11, 2017. There are no other understandings or arrangements between Mr. Flanagan or any other person and the Company or any of its subsidiaries pursuant to which Mr. Flanagan was appointed to serve as a director. There are no transactions between Mr. Flanagan or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Flanagan was appointed to the Audit Committee and the Investment Committee of the Board of Directors of the Company.

On March 19, 2018, the Company issued a press release announcing the election of Mr. Flanagan to the Board of Directors. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by W. P. Carey Inc. on March 19, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

W. P. Carey Inc.

Date:	March 20, 2018	By:	/s/ Susan C. Hyde
Susan C. Hyde
Chief Administrative Officer